                                                         Exhibit No. EX-99.11(b)

                               [SRSY LETTERHEAD]

Michael D. Mabry
MMabry@stradley.com
215-564-8011

                                 March 29, 2004

Board of Trustees
Delaware Group Adviser Funds
One Commerce Square
Philadelphia, Pennsylvania 19103

     RE:  Reorganization of Delaware Strategic Income Fund, a series of Delaware
          Group Income Funds, into Delaware Diversified Income Fund, a series of
          Delaware Group Adviser Funds
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     Reference is made to an opinion dated March 29, 2004  delivered to Delaware
Group  Income  Funds by Stradley  Ronon  Stevens & Young,  LLP (the  "Opinion"),
counsel to Delaware  Group Adviser Funds (the "Trust"),  in connection  with the above-referenced reorganization (the "Reorganization"). A copy of the Opinion is attached  to this  letter.  We hereby  consent  to the use of the  Opinion as an exhibit  to  Post-Effective  Amendment  No.  2 to  the  Form  N-14  Registration
Statement of the Trust (File No.  333-109743)  under the Securities Act of 1933, as  amended  (the  "Act"),  and  any  further  amendments  to  the  Registration
Statement,  covering the registration  under the Act of the shares of beneficial interest of the trust that were issued in the Reorganization (the "Shares").  We further consent to the reference in the Form N-14 Registration  Statement of the
Trust to the fact that the Opinion  concerning  the  legality of the issuance of
Shares will be rendered by us.

                                                     Very truly yours,

                                                     /s/Michael D. Mabry
                                                     ---------------------------
                                                     Michael D. Mabry, a Partner

MDM:trp